Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-164694) of Eksportfinans ASA of our report dated March 30, 2012 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers AS

Oslo, Norway
March 30, 2012